UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2016

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the 2016 Annual Meeting of Stockholders of FactSet Research Systems Inc. (“FactSet” or the “Company”) held on December 20, 2016, the Board of Directors of FactSet accepted the resignation of Joseph E. Laird, Jr., director, and his related responsibilities as a member of the Compensation Committee. Mr. Laird’s resignation was effective December 20, 2016, the date of the Company’s 2016 Annual Meeting of Stockholders. Mr. Laird had served on the board since 1993 and had no disagreement with FactSet’s Board of Directors or management at the time of his resignation.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The following three proposals were submitted to stockholders of FactSet at the 2016 Annual Meeting of Stockholders (the “Meeting”) held on December 20, 2016:

1.	To elect four directors to the Board of Directors.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

3.	To approve, by a non-binding vote, the compensation of the Company’s named executive officers.

For more information about the foregoing proposals, refer to the Company’s 2016 Proxy Statement filed with the Securities and Exchange Commission on October 31, 2016. Holders of FactSet common stock were entitled to one vote per share and vote together as a single class on all matters submitted to a vote of stockholders. The ratification of the Company’s independent registered public accounting firm (Proposal 2) is a discretionary item as defined by the New York Stock Exchange; however, Proposal 1 (election of directors) and Proposal 3 (approval of compensation) are considered non-discretionary items and thus brokers were not permitted to vote shares in these matters unless instructions on how to vote these shares were provided to the broker.

Since a quorum was present at the Meeting, the approval of each proposal required the number of votes described below:

●

Under the Company’s amended by-laws, the nominees for election as directors of the Company are elected by majority vote, meaning that in an uncontested director election when the number of votes cast “FOR” a director exceeds the number of votes cast “AGAINST” that director, the nominee will be elected as a director.

●

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended August 31, 2017 requires that a majority of the votes cast at the meeting (either in person or by proxy) be voted “FOR” this proposal.

●

The approval of a resolution approving the compensation of FactSet’s named executive officers as disclosed in the Proxy Statement is an advisory vote; however, the Company values the opinions of its stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal 1: To elect four members to FactSet’s Board of Directors.

				Broker
Nominee	For	Against	Abstained	Non-Votes

Malcolm Frank	33,833,487	115,610	12,312	3,263,229
Sheila B. Jordan	33,837,072	112,241	12,096	3,263,229
James J. McGonigle	33,570,478	378,249	12,682	3,263,229
F. Philip Snow	33,640,177	307,963	13,269	3,263,229

The four nominees were elected to FactSet’s Board of Directors. Sheila B. Jordan, James J. McGonigle and F. Philip Snow will serve as directors until the Company’s 2019 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Malcolm Frank will serve as a director until the Company’s 2017 Annual Meeting of Stockholders or until a successor is elected and qualified. The other directors whose terms of office continued after the Meeting are: Robin A. Abrams, Scott A. Billeadeau, Philip A. Hadley, Laurie Siegel and Joseph R. Zimmel.

Proposal 2: To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

For	37,181,390
Against	33,883
Abstained	9,365

The appointment of Ernst & Young LLP was ratified.

Proposal 3: To approve, by a non-binding vote, the fiscal 2016 compensation awarded to the Company’s named executive officers.

For	32,644,212
Against	1,210,920
Abstained	106,277
Broker Non-Votes	3,263,229

The fiscal 2016 compensation awarded to FactSet’s named executive officers was approved by a non-binding vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date: December 22, 2016	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli
Senior Vice President, Chief Financial Officer (Principal Financial Officer)